Exhibit 24.2






                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Comtech Telecommunications Corp.


We consent to the incorporation by reference in the registration statement of Comtech Telecommunications Corp. on Form S-8 of our report dated September 18, 1998, relating to the consolidated balance sheets of Comtech Telecommunications Corp. and subsidiaries as of July 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 1998, and the related schedule, which report appears in the annual report on Form 10-K of Comtech Telecommunications Corp.


                                KPMG Peat Marwick


Melville, New York
December 15, 1998

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,

                               PROSKAUER ROSE LLP